UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)
(314) 480-1400 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 19, 2007, the Registrant filed a Form 8-K (the “Original Form 8-K”) reporting that it had completed the sale of its metals business (the “Business”) to Global Brass and Copper, Inc., an affiliate of KPS Capital Partners, LP (“KPS”).  The Business is engaged in the production and distribution of copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, and stainless steel and aluminum strip.

Based on the September 30, 2007 Business assets held for sale, we recognized a pretax loss of $151.8 million offset by a $26.4 million income tax benefit, resulting in a net loss on disposal of discontinued operations of $125.4 million for the three months ended September 30, 2007. The loss on disposal of discontinued operations includes a pension curtailment charge of $6.6 million and estimated transaction fees of $19.7 million. The final loss recognized by Olin related to this transaction will be dependent upon a number of factors including the operating results of the Business between signing and closing, and the final level of working capital in the business. In connection with the sale, Olin expects to realize approximately $380 million in net after-tax proceeds.

Olin currently intends to use the amount received in connection with the sale to reduce the debt incurred in its acquisition of Pioneer Companies, Inc. (“Pioneer”) and to fund both the redemption of Pioneer’s outstanding convertible notes and the ongoing conversion of the St. Gabriel, LA chlor alkali facility from mercury cell to membrane technology.

This Amendment is being filed to amend Item 9.01 of the Original Form 8-K to provide certain required historical and pro forma financial information. Except as set forth below, all items of the Original Form 8-K are unchanged.

Item 9.01	Financial Statements and Exhibits.

(b)
Pro Forma Financial Information.
The unaudited pro forma condensed statements of income for the years ended on December 31, 2005 and 2004 are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated November 19, 2007.*
99.2	Unaudited pro forma condensed statements of income for the years ended on December 31, 2005 and 2004.

*Previously filed with the Form 8-K on November 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By: /s/ George H. Pain
                                                                                    Name: George H. Pain
                                                                                    Title: Vice President, General Counsel and Secretary

Date: December 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 19, 2007.*
99.2	Unaudited pro forma condensed statements of income for the years ended on December 31, 2005 and 2004.

*Previously filed with the Form 8-K on November 19, 2007.